Sustaining Life…with Every Drop ANNUAL SHAREHOLDERS MEETING May 20, 2025 NASDAQ: MSEX 1

President & Chief Executive Officer Nadine Leslie Vice President, General Counsel & Secretary Jay L. Kooper Dennis W. Doll Chairman of the Board Annual Meeting Speakers 2

Forward Looking Statement In addition to historical information this presentation also contains forward - looking statements within the meaning of U.S. federal securities laws. Forward looking statements are not statements of historical or current facts and reflect the Company’s current views based on currently available information and management’s current estimates, assumptions, and analysis. Forward looking statements are not guarantees of future performance and involve risks and uncertainties, including those highlighted in the risk factors section of the Company’s latest annual and quarterly reports filed with the SEC. These risks and uncertainties could cause actual results to differ materially from those currently anticipated. The Company undertakes no obligation to publicly update or revise any forward - looking statement. 3

Growth, Investment, & Shareholder Value 4 2024 MWC HIGHLIGHTS • Seamless Leadership Transition • MWC2030 VISION strategy • $75M CAPEX Program • 2,100 New Customers

2024 Financial Highlights Variance 2023 2024 ($ millions, except per share data) (%) ($) 15.4% $25.6 $166.3 $191.9 Operating Revenues 40.6% $12.8 $31.5 $44.4 Net Income 40.3% $0.71 $1.76 $2.47 Diluted Earnings Per Share 5

MWC2030 VISION STAKEHOLDER MANAGEMENT SELECTIVE & SUSTAINABLE GROWTH CUSTOMER EXPERIENCE OPERATIONAL EXCELLENCE EMPLOYEE ENAGAGEMENT • Employee Satisfaction • Learning & Development • Workforce Planning • Performance & Efficiency • Safety • Compliance • CAPEX Delivery • Efficiency • Customer Satisfaction • Service Delivery & Efficiency • Digital Transformation • Utility Infrastructure Investment • Tuck - in Acquisitions • Constructive Regulatory Environment • Operate - to - Own • Investor Relations • Regulatory Agencies • Industry Groups • Community Leaders 7

CONCLUSION Q&A www.middlesexwater.com 8